EXHIBIT 99.1

Arbor Realty Trust Reports Third Quarter 2018 Results and Increases Quarterly Dividend to $0.27 per Share

Company Highlights:

•                  GAAP net income of $0.36 per diluted common share; AFFO of $0.37, or $0.42 per diluted common share excluding a one-time loss from the early repayment of debt1

•                  Declares a cash dividend on common stock of $0.27 per share, a 42% increase in our dividend from a year ago and 8% higher than last quarter

•                  Issued $264.5 million of 5.25% convertible senior notes due in 2021 primarily to exchange our 6.50% and 5.375% convertible senior notes

Agency Business

•                  Segment income of $19.3 million

•                  Loan originations of $1.41 billion, a 36% increase from 2Q18

•                  Servicing portfolio of $17.79 billion, up 4% from 2Q18

Structured Business

•                  Segment income of $16.2 million

•                  Loan originations of $287.5 million

•                  Recognized a $10 million gain from the settlement of a litigation

Uniondale, NY, November 2, 2018 — Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the third quarter ended September 30, 2018.  Arbor reported net income for the quarter of $27.7 million, or $0.36 per diluted common share, compared to $16.4 million, or $0.26 per diluted common share for the quarter ended September 30, 2017.  Adjusted funds from operations (“AFFO”) for the quarter was $36.4 million, or $0.37 per diluted common share, compared to $21.0 million, or $0.25 per diluted common share for the quarter ended September 30, 2017.1

Agency Business

Loan Origination Platform

Agency Loan Volume (in thousands)
	Quarter Ended
	September 30, 2018	June 30, 2018
Fannie Mae	$995,662	$606,287
Freddie Mac	317,516	434,789
FHA	77,236	—
CMBS/Conduit	20,650	—
Total Originations	$1,411,064	$1,041,076

Total Loan Sales	$1,190,004	$1,018,283

Total Loan Commitments	$1,376,376	$1,079,478

For the quarter ended September 30, 2018, the Agency Business generated revenues of $58.8 million, compared to $49.0 million for the second quarter of 2018.  Gain on sales, including fee-based services, net was $17.5 million for the quarter, reflecting a margin of 1.47% on loan sales, compared to $15.6 million and 1.53% for the second quarter of 2018. Income from mortgage servicing rights was $25.2 million for the quarter, reflecting a rate of 1.83% as a percentage of loan commitments, compared to $17.9 million and 1.66% for the second quarter of 2018.

At September 30, 2018, loans held-for-sale was $500.3 million which was primarily comprised of unpaid principal balances totaling $493.0 million, with financing associated with these loans totaling $492.6 million.

Fee-Based Servicing Portfolio

Our fee-based servicing portfolio totaled $17.79 billion at September 30, 2018, an increase of 4% from June 30, 2018, primarily a result of $1.41 billion of new loan originations, net of $706.0 million in portfolio runoff during the quarter. Servicing revenue, net was $14.2 million for the quarter and consists of servicing revenue of $26.1 million, net of amortization of mortgage servicing rights totaling $11.9 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of September 30, 2018			As of June 30, 2018
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$13,195,643	0.523%	7.7	$12,794,277	0.530%	7.3
Freddie Mac	3,977,619	0.308%	11.0	3,730,980	0.308%	11.0
FHA	621,419	0.157%	20.1	585,017	0.159%	20.1
Total	$17,794,681	0.462%	8.8	$17,110,274	0.469%	8.6

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”). At September 30, 2018, the Company’s allowance for loss-sharing obligations was $33.4 million, representing 0.25% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

•                  18 new loan originations totaling $287.5 million, of which 17 were bridge loans for $283.5 million

•                  Payoffs and pay downs on 14 loans totaling $255.6 million

At September 30, 2018, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $3.17 billion, with a weighted average current interest pay rate of 6.88%, compared to $3.14 billion and 6.76% at June 30, 2018.  Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 7.52% at September 30, 2018, compared to 7.40% at June 30, 2018. The increase in average costs was primarily due to an increase in LIBOR.

The average balance of the Company’s loan and investment portfolio during the third quarter of 2018, excluding loan loss reserves, was $3.26 billion with a weighted average yield on these assets of 7.37%, compared to $2.91 billion and 7.40% for the second quarter of 2018.

At September 30, 2018, the Company’s total loan loss reserves were $61.0 million on five loans with an aggregate carrying value before loan loss reserves of $131.9 million. The Company also had two non-performing loans with a carrying value of $2.5 million, net of related loan loss reserves of $1.7 million.

The Company recognized a net gain of approximately $10 million from the settlement of a litigation related to a prior investment.

Financing Activity

The balance of debt that finances the Company’s loan and investment portfolio at September 30, 2018 was $2.92 billion with a weighted average interest rate including fees of 5.03% as compared to $2.81 billion and a rate of 4.93% at June 30, 2018. The average balance of debt that finances the Company’s loan and investment portfolio for the third quarter of 2018 was $2.86 billion, as compared to $2.54 billion for the second quarter of 2018. The average cost of borrowings for the third quarter was 4.93%, compared to 5.46% for the second quarter of 2018. The decrease in average costs was primarily due to the acceleration of $2.9 million in fees related to the early repayment of debt in the second quarter of 2018.

The Company is subject to various financial covenants and restrictions under the terms of its collateralized securitization vehicles and financing facilities. The Company believes it was in compliance with all financial covenants and restrictions as of September 30, 2018 and as of the most recent collateralized securitization vehicle determination dates in October 2018.

Capital Markets

The Company issued $264.5 million in aggregate principal amount of 5.25% convertible senior notes due 2021 (the “Notes”) through two private placements, including $34.5 million of the initial purchaser’s over-allotment options. The Company received proceeds totaling $256.1 million, net of the underwriter’s discount and fees from these offerings. The Company used the net proceeds to exchange $99.8 million in aggregate principal amount of its 6.50% convertible senior notes due 2019 and $127.6 million in aggregate principal amount of its 5.375% convertible senior notes due 2020 for a combination of $219.8 million in cash and 6.8 million shares of the Company’s common stock to settle such exchanges. The remaining net proceeds were used for general corporate purposes. As a result of these exchanges, the Company recorded a $5.0 million loss on extinguishment of debt.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.27 per share of common stock for the quarter ended September 30, 2018, representing an increase of 42% from a year ago and 8% over the prior quarter dividend of $0.25 per share. The dividend is payable on November 30, 2018 to common stockholders of record on November 15, 2018. The ex-dividend date is November 14, 2018.

The Company also announced today that its Board of Directors has declared cash dividends on the Company’s Series A, Series B and Series C cumulative redeemable preferred stock reflecting accrued dividends from September 1, 2018 through November 30, 2018. The dividends are payable on November 30, 2018 to preferred stockholders of record on

November 15, 2018. The Company will pay total dividends of $0.515625, $0.484375 and $0.53125 per share on the Series A, Series B and Series C preferred stock, respectively.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available at www.arbor.com in the investor relations area of the website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (866) 516-5034 for domestic callers and (678) 509-7613 for international callers. Please use participant passcode 8190269.

After the live webcast, the call will remain available on the Company’s website through November 30, 2018.  In addition, a telephonic replay of the call will be available until November 9, 2018. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use passcode 8190269.

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE:ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, seniors housing, healthcare, and other diverse commercial real estate assets. Headquartered in Uniondale, New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in Fannie Mae, Freddie Mac, and other government-sponsored enterprises, as well as CMBS, bridge, mezzanine, and preferred equity lending. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality, and flexibility, and dedicated to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2017 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on page 11 of this release.

Contacts:
Arbor Realty Trust, Inc.	Investors:
Paul Elenio, Chief Financial Officer	The Ruth Group
516-506-4422	Lee Roth
pelenio@arbor.com	646-536-7012
lroth@theruthgroup.com
Media:
Bonnie Habyan, EVP of Marketing
516-506-4615
bhabyan@arbor.com

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Interest income	$67,500	$42,140	$178,408	$110,133
Interest expense	39,548	23,850	110,819	63,698
Net interest income	27,952	18,290	67,589	46,435

Other revenue:
Gain on sales, including fee-based services, net	17,451	17,126	51,266	55,127
Mortgage servicing rights	25,216	18,897	62,787	56,182
Servicing revenue, net	14,244	8,520	34,662	19,923
Property operating income	2,651	2,668	8,525	8,755
Other income, net	(3,982)	778	(1,574)	(931)
Total other revenue	55,580	47,989	155,666	139,056

Other expenses:
Employee compensation and benefits	27,775	25,194	84,084	66,861
Selling and administrative	9,994	7,607	27,783	23,136
Property operating expenses	2,437	2,583	8,089	7,843
Depreciation and amortization	1,848	1,829	5,539	5,542
Impairment loss on real estate owned	—	—	2,000	2,700
Provision for loss sharing (net of recoveries)	2,019	(2,617)	2,840	(405)
Provision for loan losses (net of recoveries)	836	2,000	(967)	(457)
Litigation settlement gain	(10,170)	—	(10,170)	—
Management fee - related party	—	—	—	6,673
Total other expenses	34,739	36,596	119,198	111,893

Income before extinguishment of debt, (loss) income from equity affiliates and income taxes	48,793	29,683	104,057	73,598
(Loss) gain on extinguishment of debt	(4,960)	—	(4,960)	7,116
(Loss) income from equity affiliates	(1,028)	996	1,104	1,756
Provision for income taxes	(5,381)	(6,708)	(1,096)	(16,244)

Net income	37,424	23,971	99,105	66,226

Preferred stock dividends	1,888	1,888	5,665	5,665
Net income attributable to noncontrolling interest	7,799	5,662	22,347	16,597
Net income attributable to common stockholders	$27,737	$16,421	$71,093	$43,964

Basic earnings per common share	$0.37	$0.27	$1.05	$0.78
Diluted earnings per common share	$0.36	$0.26	$1.03	$0.77

Weighted average shares outstanding:
Basic	74,802,582	61,582,796	67,490,132	56,602,504
Diluted	98,435,964	83,918,117	91,133,607	78,942,919

Dividends declared per common share	$0.25	$0.18	$0.71	$0.53

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

($ in thousands—except share and per share data)

	September 30,	December 31,
	2018	2017
	(Unaudited)
Assets:
Cash and cash equivalents	$92,598	$104,374
Restricted cash	202,736	139,398
Loans and investments, net	3,097,689	2,579,127
Loans held-for-sale, net	500,281	297,443
Capitalized mortgage servicing rights, net	259,401	252,608
Securities held to maturity, net	50,520	27,837
Investments in equity affiliates	22,101	23,653
Real estate owned, net	14,563	16,787
Due from related party	97,505	688
Goodwill and other intangible assets	117,565	121,766
Other assets	79,301	62,264
Total assets	$4,534,260	$3,625,945

Liabilities and Equity:
Credit facilities and repurchase agreements	1,169,586	528,573
Collateralized loan obligations	1,592,089	1,418,422
Debt fund	68,099	68,084
Senior unsecured notes	122,358	95,280
Convertible senior unsecured notes, net	263,653	231,287
Junior subordinated notes to subsidiary trust issuing preferred securities	140,084	139,590
Related party financing	—	50,000
Due to related party	538	—
Due to borrowers	77,006	99,829
Allowance for loss-sharing obligations	33,405	30,511
Other liabilities	100,970	99,813
Total liabilities	3,567,788	2,761,389

Equity:
Arbor Realty Trust, Inc. stockholders’ equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized; special voting preferred shares; 20,653,584 and 21,230,769 shares issued and outstanding, respectively; 8.25% Series A, $38,787,500 aggregate liquidation preference; 1,551,500 shares issued and outstanding; 7.75% Series B, $31,500,000 aggregate liquidation preference; 1,260,000 shares issued and outstanding; 8.50% Series C, $22,500,000 aggregate liquidation preference; 900,000 shares issued and outstanding	89,508	89,508
Common stock, $0.01 par value: 500,000,000 shares authorized; 75,684,964 and 61,723,387 shares issued and outstanding, respectively	757	617
Additional paid-in capital	785,364	707,450
Accumulated deficit	(78,316)	(101,926)
Accumulated other comprehensive income	—	176

Total Arbor Realty Trust, Inc. stockholders’ equity	797,313	695,825

Noncontrolling interest	169,159	168,731
Total equity	966,472	864,556

Total liabilities and equity	$4,534,260	$3,625,945

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

STATEMENT OF INCOME SEGMENT INFORMATION - (Unaudited)

(in thousands)

	Quarter Ended September 30, 2018
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated

Interest income	$61,232	$6,268	$—	$67,500
Interest expense	35,508	4,040	—	39,548
Net interest income	25,724	2,228	—	27,952

Other revenue:
Gain on sales, including fee-based services, net	—	17,451	—	17,451
Mortgage servicing rights	—	25,216	—	25,216
Servicing revenue	—	26,082	—	26,082
Amortization of MSRs	—	(11,838)	—	(11,838)
Property operating income	2,651	—	—	2,651
Other income, net	406	(4,388)	—	(3,982)
Total other revenue	3,057	52,523	—	55,580

Other expenses:
Employee compensation and benefits	6,683	21,092	—	27,775
Selling and administrative	4,465	5,529	—	9,994
Property operating expenses	2,437	—	—	2,437
Depreciation and amortization	447	1,401	—	1,848
Provision for loss sharing (net of recoveries)	—	2,019	—	2,019
Provision for loan losses (net of recoveries)	836	—	—	836
Litigation settlement gain	(10,170)	—	—	(10,170)
Total other expenses	4,698	30,041	—	34,739

Income before extinguishment of debt, loss from equity affiliates and income taxes	24,083	24,710	—	48,793
Loss on extinguishment of debt	(4,960)	—	—	(4,960)
Loss from equity affiliates	(1,028)	—	—	(1,028)
Provision for income taxes	—	(5,381)	—	(5,381)

Net income	$18,095	$19,329	$—	$37,424

Preferred stock dividends	1,888	—	—	1,888
Net income attributable to noncontrolling interest	—	—	7,799	7,799
Net income attributable to common stockholders	$16,207	$19,329	$(7,799)	$27,737

(1)         Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

BALANCE SHEET SEGMENT INFORMATION - (Unaudited)

(in thousands)

	September 30, 2018
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$45,001	$47,597	$92,598
Restricted cash	202,736	—	202,736
Loans and investments, net	3,097,689	—	3,097,689
Loans held-for-sale, net	—	500,281	500,281
Capitalized mortgage servicing rights, net	—	259,401	259,401
Securities held to maturity, net	—	50,520	50,520
Investments in equity affiliates	22,101	—	22,101
Goodwill and other intangible assets	12,500	105,065	117,565
Other assets	172,078	19,291	191,369
Total assets	$3,552,105	$982,155	$4,534,260

Liabilities:
Debt obligations	2,863,267	492,603	3,355,870
Allowance for loss-sharing obligations	—	33,405	33,405
Other liabilities	140,661	37,852	178,513
Total liabilities	$3,003,928	$563,860	$3,567,788

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Supplemental Schedule of Non-GAAP Financial Measures - (Unaudited)

Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)

 ($ in thousands—except share and per share data)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017

Net income attributable to common stockholders	$27,737	$16,421	$71,093	$43,964

Adjustments:
Net income attributable to noncontrolling interest	7,799	5,661	22,347	16,596
Impairment loss on real estate owned	—	—	2,000	2,700
Depreciation - real estate owned	177	173	533	592
Depreciation - investments in equity affiliates	125	101	374	305

Funds from operations (1)	$35,838	$22,356	$96,347	$64,157

Adjustments:
Income from mortgage servicing rights	(25,216)	(18,897)	(62,787)	(56,182)
Impairment loss on real estate owned	—	—	(2,000)	(2,700)
Deferred tax (benefit) provision	(1,319)	(922)	(14,454)	15
Amortization and write-offs of MSRs	18,989	15,927	52,868	46,140
Depreciation and amortization	2,525	1,883	7,035	5,623
Net loss (gain) on changes in fair value of derivatives	4,388	(237)	2,331	2,313
Stock-based compensation	1,192	847	4,838	3,833

Adjusted funds from operations (1) (2)	$36,397	$20,957	$84,178	$63,199

Diluted FFO per share (1)	$0.36	$0.27	$1.06	$0.81

Diluted AFFO per share (1) (2)	$0.37	$0.25	$0.92	$0.80

Diluted weighted average shares outstanding (1)	98,435,964	83,918,117	91,133,607	78,942,919

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company’s option for shares of the Company’s common stock on a one-for-one basis.

(2) Excluding the impact of a $5.0 million loss on extinguishment of debt related to the exchange of our 6.50% and 5.375% convertible senior notes, AFFO for the third quarter of 2018 was $41.4 million, or $0.42 per diluted common share.

The Company is presenting FFO and AFFO because management believes they are important supplemental measures of the Company’s operating performance in that they are frequently used by analysts, investors and other parties in the evaluation of REITs.  The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) attributable to common stockholders (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated real properties, plus impairments of depreciated real properties and real estate related depreciation and amortization, and after adjustments for unconsolidated ventures.

The Company defines AFFO as funds from operations adjusted for accounting items such as non-cash stock-based compensation expense, income from mortgage servicing rights (“MSRs”), changes in fair value of certain derivatives that temporarily flow through earnings, amortization and write-offs of MSRs, deferred tax (benefit) provision and the amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and impairment losses on real estate and gains (losses) on sales of real estate. The Company is generally not in the business of operating real estate property and has obtained real estate by foreclosure or through partial or full settlement of mortgage debt related to the Company’s loans to maximize the value of the collateral and minimize the Company’s exposure.  Therefore, the Company deems such impairment and gains (losses) on real estate as an extension of the asset management of its loans, thus a recovery of principal or additional loss on the Company’s initial investment.

FFO and AFFO are not intended to be an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company’s cash needs, including its ability to make cash distributions.  The Company’s calculation of FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.